Exhibit 99

Silicon Labs Announces Fourth Quarter 2019 Results

-- Continued Industry Leadership in a Challenging Macro Environment--

AUSTIN, Texas – Jan. 29, 2020 – Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its fourth quarter ended December 28, 2019. Revenue was within the guidance range at $219.4 million, down from $223.3 million in the third quarter. Fourth quarter GAAP and non-GAAP diluted earnings per share (EPS) were $0.22 and $0.84, respectively.

“Despite a challenging macro environment, we are pleased to have outperformed the market with secular growth drivers in IoT and Infrastructure providing some offset to macro weakness,” said Tyson Tuttle, CEO of Silicon Labs. “IoT and Infrastructure now represent 80 percent of our total revenue mix, with each offering a double-digit growth opportunity backed by our large pipeline and strong market traction.”

Fourth Quarter Financial Highlights

•	IoT revenue declined to $128 million, down 1% sequentially and up 7% year-on-year.
•	Infrastructure revenue increased to $48 million, up 7% sequentially and 5% year-on-year.
•	Broadcast revenue declined to $28 million, down 17% sequentially and 20% year-on-year.
•	Access revenue increased to $15 million, up 4% sequentially and 1% year-on-year.

On a GAAP basis:

•	GAAP gross margin was 60.7%.
•	GAAP R&D expenses were $69 million.
•	GAAP SG&A expenses were $51 million.
•	GAAP operating income as a percentage of revenue was 6.0%.
•	GAAP diluted earnings per share were $0.22.

On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, restructuring charges, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•	Non-GAAP gross margin was 60.9%.
•	Non-GAAP R&D expenses were $52 million.
•	Non-GAAP SG&A expenses were $39 million.
•	Non-GAAP operating income as a percentage of revenue was 19.3%.
•	Non-GAAP diluted earnings per share were $0.84.

Product Results

•	Collaborated with the Z-Wave® Alliance to open the Z-Wave Specification as a ratified, multi-source wireless smart home standard available to all silicon and stack vendors for development.
•	Launched the Bluetooth® EFR32BG22 system-on-chip solution delivering a market-leading combination of security features, wireless performance, energy efficiency, and software tools and stacks to meet the demand for high-volume, battery-powered IoT products.
•	Partnered with Quuppa, a world leader in advanced location systems, to deliver a highly accurate indoor asset tracking solution combining Quuppa’s Intelligent Location System with asset tags based on Silicon Labs’ Bluetooth products.
•	Announced a collaboration with MicroEJ, a leader in trusted embedded environments, to provide an integrated Wi-Fi® solution to securely and cost effectively connect a wide range of IoT devices.
•	Collaborated with Keysight, a test and measurement solutions provider, to streamline the validation of timing solutions critical to system-level designs.

Business Highlights

•	Won the Global Semiconductor Alliance's (GSA) "Most Respected Public Semiconductor Company" award for the fifth year in a row.
•	Joined the Connected Home over IP project launched by Amazon, Apple, Google and the Zigbee® Alliance to develop and promote standardization of the smart home ecosystem to increase compatibility among smart home products, driving adoption and growth in the industry.
•	To further accelerate smart home market growth, unveiled plans to host Silicon Labs’ “Works With” Smart Home Conference in Austin, a premier, one-of-a-kind event to be held in September 2020 exclusively for smart home designers and developers interested in creating products that work with the world’s largest smart home ecosystems.

Business Outlook

The company expects first quarter revenue to be in the range of $209 to $219 million, with Infrastructure up, Broadcast flat, and declines in IoT and Access, and estimates the following:

On a GAAP basis:

•	GAAP gross margin at approximately 59.5%.
•	GAAP operating expenses at approximately $127 million.
•	GAAP effective tax rate of 0.0%.
•	GAAP diluted (loss)/earnings per share between $(0.03) and $0.07.

On a non-GAAP basis, and excluding the impact of stock compensation, amortization of acquired intangible assets, restructuring charges, non-cash interest expense on convertible notes, and certain other items as set forth in the reconciliation tables below:

•	Non-GAAP gross margin between 59.5% and 60.0%.
•	Non-GAAP operating expenses at approximately $97.5 million.
•	Non-GAAP effective tax rate at 11.5%.
•	Non-GAAP diluted earnings per share between $0.57 and $0.67.

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs' website (www.silabs.com) under Investor Relations. A replay will be available after the call at the same website listed above or by calling 1 (877) 344-7529 (US) or (412) 317-0088 (International) and entering access code 10137937. The replay will be available through February 29, 2020.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for a smarter, more connected world. Our award-winning technologies are shaping the future of the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. Our world-class engineering team creates products focused on performance, energy savings, connectivity and simplicity. silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs' current expectations. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will," and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products and customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Revenues	$219,438	$215,534	$837,554	$868,267
Cost of revenues	86,167	85,291	327,270	346,868
Gross profit	133,271	130,243	510,284	521,399
Operating expenses:
Research and development	69,176	62,933	257,150	238,347
Selling, general and administrative	50,866	48,948	196,437	197,844
Operating expenses	120,042	111,881	453,587	436,191
Operating income	13,229	18,362	56,697	85,208
Other income (expense):
Interest income and other, net	3,494	(273)	13,185	6,647
Interest expense	(5,105)	(4,991)	(20,233)	(19,694)
Income before income taxes	11,618	13,098	49,649	72,161
Provision (benefit) for income taxes	1,903	(2,047)	30,384	(11,430)
Net income	$9,715	$15,145	$19,265	$83,591

Earnings per share:
Basic	$0.22	$0.35	$0.44	$1.94
Diluted	$0.22	$0.35	$0.43	$1.90

Weighted-average common shares outstanding:
Basic	43,450	43,109	43,346	43,159
Diluted	44,801	43,774	44,290	44,044

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

Non-GAAP Income Statement Items	Three Months Ended December 28, 2019
	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Restructuring Charges	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$219,438

Gross margin	133,271	60.7%	$328	$--	$55	$--	$133,654	60.9%

Research and development	69,176	31.5%	7,157	7,145	--	2,847	52,027	23.7%

Selling, general and administrative	50,866	23.2%	7,273	2,494	950	791	39,358	17.9%

Operating income	13,229	6.0%	14,758	9,639	1,005	3,638	42,269	19.3%

Non-GAAP Earnings Per Share	Three Months Ended December 28, 2019
	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Acquisition Related Items*	Restructuring Charges*	Non-cash Interest Expense*	Income Tax Adjustments	Non- GAAP Measure
Net income	$9,715	$14,758	$9,639	$1,005	$3,638	$3,001	$(3,918)	$37,838

Diluted shares outstanding	44,801							44,801

Diluted earnings per share	$0.22							$0.84

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

(In millions, except per share data)

Business Outlook	Three Months Ending April 4, 2020
	GAAP Measure	Non-GAAP Adjustments	Non-GAAP Measure
Gross margin	59.50%	0.25%	59.75%

Operating expenses	$127.0	$29.5	$97.5

Effective tax rate	0%	11.5%	11.5%

Diluted earnings (loss) per share - low	$(0.03)	$0.60	$0.57

Diluted earnings per share - high	$0.07	$0.60	$0.67

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	December 28, 2019	December 29, 2018
Assets
Current assets:
Cash and cash equivalents	$227,146	$197,043
Short-term investments	498,825	416,779
Accounts receivable, net	75,639	73,194
Inventories	73,057	74,972
Prepaid expenses and other current assets	69,192	64,650
Total current assets	943,859	826,638
Property and equipment, net	135,939	139,049
Goodwill	398,402	397,344
Other intangible assets, net	134,279	170,832
Other assets, net	62,374	90,491
Total assets	$1,674,853	$1,624,354

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$38,899	$41,171
Deferred revenue and returns liability	19,251	22,494
Other current liabilities	79,551	81,180
Total current liabilities	137,701	144,845
Convertible debt	368,257	354,771
Other non-current liabilities	53,844	57,448
Total liabilities	559,802	557,064
Commitments and contingencies
Stockholders' equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	--	--
Common stock – $0.0001 par value; 250,000 shares authorized; 43,496 and 43,088 shares issued and outstanding at December 28, 2019 and December 29, 2018, respectively	4	4
Additional paid-in capital	133,793	107,517
Retained earnings	980,608	961,343
Accumulated other comprehensive income (loss)	646	(1,574)
Total stockholders' equity	1,115,051	1,067,290
Total liabilities and stockholders' equity	$1,674,853	$1,624,354

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	December 28, 2019	December 29, 2018
Operating Activities
Net income	$19,265	$83,591
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	16,883	15,912
Amortization of other intangible assets and other assets	39,584	44,102
Amortization of debt discount and debt issuance costs	13,485	12,892
Stock-based compensation expense	54,799	50,077
Deferred income taxes	23,048	(8,210)
Changes in operating assets and liabilities:
Accounts receivable	(2,401)	3,931
Inventories	2,171	7,660
Prepaid expenses and other assets	8,965	(4,960)
Accounts payable	7,830	5,952
Other current liabilities and income taxes	(6,826)	(21,828)
Deferred income, deferred revenue and returns liability	(3,243)	(6,202)
Other non-current liabilities	(7,038)	(9,375)
Net cash provided by operating activities	166,522	173,542

Investing Activities
Purchases of available-for-sale investments	(424,524)	(395,904)
Sales and maturities of available-for-sale investments	344,937	474,129
Purchases of property and equipment	(16,279)	(24,462)
Purchases of other assets	(8,396)	(11,063)
Acquisitions of businesses, net of cash acquired	(2,510)	(239,729)
Net cash used in investing activities	(106,772)	(197,029)

Financing Activities
Payment of debt issuance costs	(1,132)	--
Repurchases of common stock	(26,716)	(39,276)
Payment of taxes withheld for vested stock awards	(16,295)	(19,483)
Proceeds from the issuance of common stock	14,496	13,303
Payment of acquisition-related contingent consideration	--	(3,380)
Net cash used in financing activities	(29,647)	(48,836)

Increase (decrease) in cash and cash equivalents	30,103	(72,323)
Cash and cash equivalents at beginning of period	197,043	269,366
Cash and cash equivalents at end of period	$227,146	$197,043